Exhibit 10.7

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 5, 2011 (this “Amendment”), amends the Credit Agreement, dated as of December 7, 2010 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among DTLR, INC., a Maryland corporation (“DTLR”), the other Borrowers (as defined in the Credit Agreement) party thereto, LEVTRAN ENTERPRISES HOLDING, INC., a Delaware corporation (“Parent”), as a guarantor, LEVTRAN ENTERPRISES ACQUISITION, INC., a Delaware corporation (“Levtran Acquisition”, and together with Parent and each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a “Guarantor” and collectively, “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo”), as administrative agent and collateral agent for itself, Documentation Agent (as defined below), L/C Issuer (as defined below) and other Lender Parties (as defined in the Credit Agreement) (in such capacities, together with its successors and assigns, in such capacities, if any, “Agent”), GOLUB CAPITAL MANAGEMENT LLC, a Delaware limited liability company (in its individual capacity, “Golub”), as documentation agent for the Lender Parties (as defined in the Credit Agreement) (in such capacity, together with its successors and assigns, in such capacity, if any, “Documentation Agent”), Wells Fargo, as L/C Issuer (in such capacity, together with its such successors and assigns, if any, “L/C Issuer”), Wells Fargo Capital Finance, LLC and Golub as co-bookrunners (in such capacity, each a “Co-Bookrunner” and collectively, the “Co-Bookrunners”) and the Lenders from time to time parties hereto.

Preamble

The Credit Parties (as defined in the Credit Agreement), the Lenders, the Agent and the Documentation Agent wish to amend the Credit Agreement.  Accordingly, the parties hereto hereby agree as follows:

1.                                      Definitions in this Amendment.  All capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.                                      Amendment to Appendix A to the Credit Agreement (Definitions).

(a)                                 The following new definitions are hereby added to the table at the beginning of Appendix A to the Credit Agreement, in alphabetical order:

“‘Blocked Account Trigger Event’	2.13(d)
‘Excluded Blocked Accounts’	2.13(d)”

(b)                                 The following new definitions are hereby added to Appendix A to the Credit Agreement, in alphabetical order:

“‘Amendment No. 1’ means Amendment No. 1 to Credit Agreement, dated as of December 5, 2011, by and among the Credit Parties, the Lenders, the Agent and the Documentation Agent.”

“‘Amendment No. 1 Effective Date’ means the date Amendment No. 1 becomes effective in accordance with the terms and conditions set forth therein.”

“‘Triggering Event of Default’ means the occurrence of any Event of Default described in (i) Article VIII(a), (ii) Article VIII(b), (iii) Article VIII(c) (only with respect to any failure to timely perform, observe or comply with Sections 2.13, 6.1, 6.2, 6.4, 6.5 or 6.7 or Article VII), (iv) Article VIII(e), (v) Article VIII(h), (vi) Article VIII(i), (vii) Article VIII(j) or (viii) Article VIII(p).”

(c)                                  Each of the following definitions set forth in Appendix A to the Credit Agreement are hereby amended and restated in its entirety, to read as follows:

“‘Term Loan A’ shall mean, collectively, the term loans made by Term Loan A Lenders to Borrowers on (i) the Closing Date pursuant to Section 2.2(a) in the aggregate original principal amount of Twenty Million Dollars ($20,000,000) and (ii) on the Amendment No. 1 Effective Date pursuant to Section 2.2(a) (as amended by Amendment No.1 ) in the aggregate principal amount of Eight Million Dollars ($8,000,000).”

“‘Term Loan A Cap’ shall mean, on any date of determination thereof, an amount equal to the result of (a) $28,000,000, plus (b) Protective Advances made by Documentation Agent, minus (c) the aggregate amount of all payments of the principal of the Term Loan A hereunder.”

(d)                                 Subclause (iii) of the definition of “Commitment” set forth in Appendix A to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(iii) (A) with respect to the Term Loan A made on the Closing Date, as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to fund its Pro Rata Share of the Term Loan A, as set forth on Schedule A (as in effect on the Closing Date) or in the most recent Lender Addition Agreement, if any, executed by such Term Loan A Lender, and (B) with respect to the additional Term Loan A made on the Amendment No. 1 Effective Date, as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to fund its Pro Rata Share of the additional Term Loan A made on the Amendment No. 1 Effective Date, as set forth on Schedule A (as amended by Amendment No. 1) or in the most recent Lender Addition Agreement, if any, executed by such Term Loan A Lender,”

(e)                                  The definition of “Maturity Date” set forth in Appendix A to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Maturity Date’ shall mean the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations in accordance with the terms of this Agreement, (ii) Agent’s demand of payment of any Obligations in accordance with the terms hereof and (iii) December 7, 2015.”

(f)                                   The definition of “Prepayment Fee” set forth in Appendix A to the Credit Agreement is hereby amended by adding the following sentence after the last sentence in subclause (ii) of such definition:

“Notwithstanding anything to the contrary in this Agreement, after the Amendment No. 1 Effective Date, the Prepayment Fee shall apply to the additional Term Loan A that was made on the Amendment No. 1 Effective Date on the same terms as the Term Loan A that was made on the Closing Date.”

(g)                                  The definition of “Term” set forth in Appendix A to the Credit Agreement is hereby deleted in its entirety.

3.                                      Amendment to Section 2.1(a) of the Credit Agreement (Revolving Facility).  Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(a)                 Subject to the terms and conditions set forth in this Agreement, each Revolving Lender agrees to make available to Borrowers its Pro Rata Share of Advances under the Revolving Facility from time to time from the Closing Date until the Revolving Loan Maturity Date; provided, that (i) the Pro Rata Share of Advances of any Revolving Lender shall not at any time exceed such Revolving Lender’s Commitment under the Revolving Facility and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (x) the Facility Cap in effect at such time less the Letter of Credit Usage then in effect and (y) the Aggregate Borrowing Availability then in effect.  The obligations of the Revolving Lenders under the Revolving Facility shall be several, and not joint or joint and several.  The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement.  Borrowers may not at any time increase, reduce or otherwise adjust the Facility Cap, except pursuant to, and in accordance with the terms of, Section 2.14 hereof.”

4.                                      Amendment to Section 2.2(a) of the Credit Agreement (Term Loans).  Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(a)                 Each Term Loan A Lender that had a Commitment to provide a Term Loan A on the Closing Date made its portion of the initial Term Loan A to the Borrowers on the Closing Date, which Term Loan A was, in the aggregate for all Term Loan A Lenders on the Closing Date, in the original principal amount of Twenty Million Dollars ($20,000,000).  Subject to the terms and conditions set forth in this Agreement, on the

Amendment No. 1 Effective Date, the Term Loan A Lenders with a Commitment to make an additional Term Loan A (as set forth on Schedule A, as such schedule is amended pursuant to Amendment No. 1) shall make an additional Term Loan A to the Borrowers in the amount of their respective Commitments to make the additional Term Loan A, which additional Term Loan A shall be, in the aggregate for all Term Loan A Lenders, in the original principal amount of Eight Million Dollars ($8,000,000).  On the Amendment No. 1 Effective Date, after giving effect to the additional Term Loan A to be made on such date, the aggregate outstanding principal amount of the Term Loan A is $27,250,000.  The Term Loan A is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Term Loan A shall permanently reduce the Term Loan A.  The obligations of Term Loan A Lenders hereunder are several and not joint or joint and several.  Borrowers irrevocably authorize Agent and Term Loan A Lenders to disburse the proceeds of the additional Term Loan A on the Amendment No. 1 Effective Date in accordance with the applicable Borrowing Certificate.”

5.                                      Amendment to Section 2.9(b)(i) of the Credit Agreement (Term Loan Amortization).  Section 2.9(b)(i) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(i)                     The outstanding principal of the Term Loan A shall be repayable as follows: (i) in four (4) consecutive quarterly installments, each in an amount equal to $250,000, on April 30, 2011, July 30, 2011, October 29, 2011, and January 28, 2012, and (ii) thereafter in consecutive quarterly installments, each in an amount equal to $350,000, commencing on April 28, 2012 and on the last day of each Fiscal Quarter thereafter.”

6.                                      Amendment to Section 2.13(d) of the Credit Agreement (Account Control Agreements).  Section 2.13(d) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(d)                 Within thirty (30) days of the Closing Date, each Credit Party shall enter into a blocked account agreement in form and substance acceptable to Agent and Documentation Agent (each, an “Account Control Agreement”) with the bank with which such Credit Party maintains the account(s) (collectively, the “Blocked Accounts”) listed on Schedule 2.13(d) attached hereto; provided, that, so long as Excess Availability is greater than $2,500,000, the Credit Parties shall not be required to obtain Account Control Agreements for any of the accounts listed on Annex 1 attached to Amendment No. 1 (collectively, the “Excluded Blocked Accounts”); provided, further, that, if at any time after the Amendment No. 1 Effective Date, (x) Excess Availability is $2,500,000 (without giving effect to any limitations resulting from the Minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1) or less or (y) a Triggering Event of Default has occurred (either such occurrence, a “Blocked Account Trigger Event”), then the Credit Parties shall, as soon as possible after such Blocked Account Trigger Event but in any event within 120 days thereafter, either (i) enter into Account Control Agreements for the Excluded Blocked Accounts or (ii) transfer such Excluded Blocked Accounts to banks other than Bank of America and SunTrust Bank and enter into Account Control Agreements for such new accounts in form and substance acceptable to Agent and Documentation Agent.  Notwithstanding the foregoing, in no event shall the Credit Parties be required to enter into an Account Control Agreement with respect to (x) any account of any Credit Party to the extent that the aggregate amount of funds on deposit in all accounts of the Credit Parties held at such bank or financial institution is less than $10,000 and the aggregate amount of funds on all accounts described in this sentence is less than $200,000, or (y) those accounts described in the last sentence of Section 5.1(i) of the Security Agreement; provided, that nothing herein shall be deemed to derogate from the Credit Parties’ obligation to transfer funds in such accounts to a Blocked Account as required pursuant to Section 2.13.”

7.                                      Amendment to Section 3.2 of the Credit Agreement (Unused Line Fee).  Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“Borrowers shall pay to Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, a commitment fee (the “Unused Line Fee”) equal to three-eighths of one percent (0.375%) times the actual daily amount by which the Commitments in respect of the Revolving Facility exceed the sum of (i) the aggregate outstanding Advances under the Revolving Facility, plus (ii) the Letter of Credit Usage.  The Unused Line Fee shall accrue at all times from and after the Closing Date through and including the date on which (w) all Obligations in respect of the Revolving Facility have been indefeasibly paid in full in cash, (x) the Revolving Lenders’ Commitments to make Advances have terminated, (y) (i) all Letters of Credit have expired or been returned undrawn, or (ii) the Credit Parties have provided to the Agent cash collateral in an amount equal to 105% of the Letter of Credit Usage in effect at such time, and (z) the Credit Parties have pledged and furnished to Agent cash collateral, other collateral or a written indemnity (from a financial institution that is acceptable to Agent), in each case acceptable to Agent for indemnity obligations under the Loan Documents in respect of the Revolving Facility as Agent may reasonably require (such date, the “Revolver Termination Date”), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable monthly in arrears on the first day after the end of each month, commencing with the first such date to occur after the Closing Date, and on the Revolver Termination Date.  The Unused Line Fee shall be calculated monthly in arrears.”

8.                                      Amendment to Section 6.6 of the Credit Agreement (Use of Proceeds).  The second paragraph in Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“Borrowers shall use the proceeds from the Term Loan A solely for the following purposes: (a) on the Closing Date, to refinance existing Indebtedness of

Borrowers, including the entire Term Loan B and the entire Term Loan C, (b) on the Closing Date, to refinance a portion of the Original Term Loan D, (c) on the Amendment No. 1 Effective Date, to refinance the entire remaining amount of the Term Loan D, (d) on the Closing Date, to pay fees and expenses in connection with the transactions contemplated hereby and (e) thereafter from time to time for the generation of Accounts, for the purchase of Inventory, other working capital purposes, Capital Expenditures and for payments from time to time owing to Agent, Documentation Agent, L/C Issuer and other Lender Parties under the Loan Documents and for any other general corporate purposes of Borrowers permitted by the Loan Documents and not otherwise prohibited by applicable law.”

9.                                      Amendment to Section 11.1(g)(i) of the Credit Agreement (Resignation of Agent).  Section 11.1(g)(i) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(i)                     Resignation.  Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower Funds Administrator, Lenders and Documentation Agent.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.  Notwithstanding anything to the contrary in this sub-section (i), as of the Revolver Termination Date, the Agent shall automatically be discharged from its duties and obligations under the Loan Documents irrespective of whether any successor Agent has been appointed pursuant to Section 11.1(g)(ii) and without any further action of the Documentation Agent, any Lender or any assignee or participant thereof, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation.”

10.                               Amendment to Section 11.2(g)(i) of the Credit Agreement (Resignation of Documentation Agent).  Section 11.2(g)(i) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(i)                     Resignation.  Documentation Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower Funds Administrator, Lenders and Agent.  Such resignation shall take effect upon the acceptance by a successor Documentation Agent of appointment pursuant to clause (ii) below or as otherwise provided below.  Notwithstanding anything to the contrary in this sub-section (i), upon the indefeasible payment in full in cash of all Obligations in respect of the Term Loan A, the Documentation Agent shall automatically be discharged from its duties and obligations under the Loan Documents irrespective of whether any successor Documentation Agent has been appointed pursuant to Section 11.2(g)(ii) and without any further action of the Agent, any Lender or any assignee or participant thereof, provided that any indemnity rights or other rights in favor of such retiring Documentation Agent shall continue after and survive such resignation.”

11.                               Amendment to Section 12.3(a) of the Credit Agreement (Termination).  Section 12.3(a) of the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(a)                 Subject to Agent’s, Documentation Agent’s, other Lender Parties’ rights to accelerate the Loans and terminate and cease making Advances upon the occurrence and during the continuation of any Event of Default, this Agreement shall continue in full force and effect until the Maturity Date, unless terminated sooner as provided in this Section 12.3.  The Credit Parties may not terminate this Agreement without terminating the entire Agreement and repaying all of the Obligations in full in cash and terminating or cash collateralizing in accordance with the terms of this Agreement all of the outstanding Letters of Credit.  The Credit Parties may terminate this Agreement at any time upon not less than five (5) Business Days’ prior written notice to Agent and Documentation Agent and upon full performance and indefeasible payment in full in cash of all Obligations and termination or cash collateralization in accordance with the terms of this Agreement of all outstanding Letters of Credit on or prior to such 5th Business Day after Receipt by Agent and Documentation Agent of such written notice.  Upon the earlier of the Maturity Date or any such termination by the Credit Parties, the obligation of the Lenders to make Advances and issue Letters of Credit shall terminate.  All of the Obligations shall be immediately due and payable upon the earlier of (i)(A) with respect to Obligations in respect of the Revolving Loans, the Revolving Loan Maturity Date, and (B) with respect to Obligations in respect of the Term Loan A, the Term Loan A Maturity Date, or (ii) the termination date stated in any notice of termination, as applicable (the “Termination  Date”).  Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender’s, Documentation Agent’s, Agent’s or other Lender Party’s rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full and all outstanding Letters of Credit shall have been terminated.  The Liens granted to Agent, for the benefit of the Lender Parties, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent, Documentation Agent, the other Lender Parties and the Term Loan Lenders shall continue in full force and effect until all of the Obligations have been fully performed and indefeasibly paid in full in cash, and all of the Commitments, the outstanding Letters of Credit and this Agreement and the other Loan Documents have been terminated (or in the case of outstanding Letters of Credit, cash collateralized in accordance with the terms of this Agreement).  As a condition to the effectiveness of any such termination and, in any event, upon the Termination Date, the Credit Parties shall pledge and furnish to Agent cash collateral, other collateral or a written indemnity (from a financial institution that is acceptable to Agent), in each case acceptable to Agent for indemnity obligations under the Loan Documents as Agent or Documentation Agent may reasonably require.”

12.                               Amendment to Section 1 of Exhibit B-1 to the Credit Agreement (Total Debt Leverage Ratio).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 1 thereto and substituting the following table therefor:

“Date	Maximum Ratio
January 29, 2011	3.75:1.00
April 30, 2011	3.75:1.00
July 30, 2011	3.75:1.00
October 29, 2011	2.75:1.00
January 28, 2012	2.50:1.00
April 28, 2012	2.50:1.00
July 28, 2012	2.50:1.00
October 27, 2012	2.50:1.00
February 2, 2013	2.25:1.00
May 4, 2013	2.25:1.00
August 3, 2013	2.25:1.00
November 2, 2013	2.25:1.00
February 1, 2014	2.25:1.00
May 3, 2014	2.25:1.00
August 2, 2014	2.25:1.00
November 1, 2014	2.25:1.00
January 31, 2015	2.25:1.00”

13.                               Amendment to Section 2 of Exhibit B-1 to the Credit Agreement (Senior Debt Leverage Ratio).  Exhibit B-1 to the Credit Agreement is hereby amended by deleting the table in Section 2 thereto and substituting the following table therefor:

“Date	Maximum Ratio
January 29, 2011	2.00:1.00
April 30, 2011	2.00:1.00
July 30, 2011	2.00:1.00
October 29, 2011	1.00:1.00
January 28, 2012	1.00:1.00
April 28, 2012	1.00:1.00
July 28, 2012	1.00:1.00
October 27, 2012	1.00:1.00
February 2, 2013	1.00:1.00
May 4, 2013	1.00:1.00
August 3, 2013	1.00:1.00
November 2, 2013	1.00:1.00
February 1, 2014	1.00:1.00
May 3, 2014	1.00:1.00
August 2, 2014	1.00:1.00

“Date	Maximum Ratio
November 1, 2014	1.00:1.00
January 31, 2015	1.00:1.00”

14.                               Amendment to subsection (b) of Exhibit C-1 to the Credit Agreement (Reporting).  Exhibit C-1 to the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of subsection (b)(v), (ii) deleting the “.” from the end of subsection (b)(vi) and replacing it with “;”, and (iii) and inserting new subsections (b)(vii) and (b)(viii) immediately after subsection (b)(vi), to read as follows:

“(vii)  on every Business Day, a copy of the daily flash sales report for such Business Day; and

(viii)  on the second Business Day of each week (or, at any time after the occurrence of a Blocked Account Trigger Event, on each Business Day), a report showing: (a) the daily movement of funds from each Credit Party’s Excluded Blocked Accounts to the Concentration Account during the week most recently ended and (b) the ending balances in each Credit Party’s Excluded Blocked Accounts as of the end of the week most recently ended.”

15.                               Amendment to subsection (d) of Exhibit C-1 to the Credit Agreement (Projections).  Subsection (d) of Exhibit C-1 to the Credit Agreement is hereby amended by (i) deleting the phrase “until the Term Loan D Maturity Date” and replacing it with “until the end of the Term”.

16.                               Amendment to Appendix B to the Credit Agreement (Letters of Credit).

(a)                                 The first sentence of clause (a) of Appendix B to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(a)                 Subject to the terms and conditions of this Agreement, Agent agrees to cause the L/C Issuer from time to time from the Closing Date until the Revolving Loan Maturity Date to issue standby letters of credit or documentary letters of credit for the account of any Borrower (each standby letter of credit or documentary letter of credit, as applicable, a “Letter of Credit”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to documentary letters of credit which comply with the provisions of this Appendix B issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be a financial institution selected by Agent in its sole discretion exercised reasonably, or any Revolving Lender that, at the request of Agent, agrees, in such Revolving Lender’s sole discretion, to become the Underlying Issuer) for the account of any Borrower (each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a documentary letter of credit is referred to in this Agreement as a “Documentary Letter of Credit” and each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a standby letter of credit is referred to in this Agreement as a “Standby Letter of Credit”); provided, however, that the L/C Issuer will not be required to issue, purchase or execute a requested Documentary Letter of Credit or a requested Standby Letter of Credit if (x) a default of any Lender’s obligations to fund under this Appendix B exists or any Lender is at such time a Delinquent Lender or Deteriorating Lender hereunder, unless Agent or the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender, or (y) any of the following would result after giving effect thereto: (i) the Letter of Credit Usage would exceed the Facility Cap minus the amount of Advances then outstanding or (ii) the aggregate Stated Amount of all Standby Letters of Credit and Documentary Letters of Credit then outstanding would exceed $2,500,000.”

(b)                                 Clause (c) of Appendix B to the Credit Agreement is hereby amended and restated in its entirety, to read as follows:

“(c)  Each Documentary Letter of Credit and each Standby Letter of Credit (and, in each case, each corresponding Underlying Letter of Credit) shall, among other things, (i) be in form and substance acceptable to the L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars, (ii) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (iii) in the case of a Documentary Letter of Credit, have an expiry date (A) not later than one hundred and eighty (180) days after such Documentary Letter of Credit’s date of issuance and (B) unless such Documentary Letter of Credit has been cash collateralized to the same extent as set forth in Section 9.1(h) in an amount equal to one hundred and five percent (105%) of such Documentary Letter of Credit, not later than thirty (30) days prior to the Revolving Loan Maturity Date, and (iv) in the case of a Standby Letter of Credit, have an expiry date (A) not later than twelve (12) months after such Standby Letter of Credits date of issuance (provided that such Standby Letter of Credit may provide for automatic renewals for a period not to exceed twelve (12) months after such renewal date) and (B) unless such Standby Letter of Credit has been cash collateralized to the same extent as set forth in Section 9.1(h) in an amount equal to one hundred and five percent (105%) of such Standby Letter of Credit, not later than thirty (30) days prior to the Revolving Loan Maturity Date.  Each Letter of Credit Application and each Letter of Credit shall be subject to either the ISP or the UCP 600, as determined by the L/C Issuer at the time of issuance of such Letter of Credit Application or Letter of Credit.”

17.                               Amendment to Schedule A to the Credit Agreement (Term Loan A Commitments).  Schedule A to the Credit Agreement is hereby amended by deleting the table setting forth the Commitments of the Term Loan A Lenders and substituting the table set forth on Appendix I to this Amendment therefor.

18.                               Waiver.  Subject to the terms and conditions set forth herein, the Agent, the Documentation Agent and the Required Lenders hereby waive the Events of Default arising (x) under Article VIII(d) of the Credit Agreement as a result of the Credit Parties’ failure to comply with the requirement in Section 2.13(d) of the Credit Agreement that Account Control Agreements for the Excluded Blocked Accounts be delivered to the Agent and the Documentation Agent within 30 days of the Closing Date and (y) under Article VIII(c) of the Credit Agreement as a result of the Credit Parties’ failure to comply with the requirement in paragraph 7 of Schedule 6.7 to the Credit Agreement that Account Control Agreements for the Excluded Blocked Accounts be delivered to the Agent and the Documentation Agent within 30 days of the Closing Date.  The foregoing waiver shall not constitute (a) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (b) a waiver of, or consent to, any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document (c) any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Agent, the Documentation Agent, the Lenders or the other Lender Parties under the Credit Agreement or any other Loan Document, or (d) except as expressly set forth herein, a waiver, release or limitation upon the exercise by any Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved

19.                               Representations and Warranties.  In order to induce the Agent, the Documentation Agent and the Lenders to enter into this Amendment, the Credit Parties hereby represent and warrant that:

(a)                                 No Default.  As of the Amendment No. 1 Effective Date (defined below), after giving effect to the waivers set forth in Section 18 above, no Default or Event of Default has occurred or is continuing.

(b)                                 Representations and Warranties True and Correct.  As of the Amendment No. 1 Effective Date, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects before and after giving effect to the funding of the additional Term Loan A on the Amendment No. 1 Effective Date (except to the extent that (x) such representations and warranties relate solely to an earlier date in which case they are true and correct in all respects as of such earlier date and (y) such representations and warranties are already qualified by “Material Adverse Effect” or materiality, in which case they are true and correct in all respects).

(c)                                  Corporate Power, Etc.  Each Credit Party (a) has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Amendment.  The Credit Parties are entering into this Amendment in accordance with Section 10.4 of the Credit Agreement.

(d)                                 No Conflict.  The execution, delivery and performance by the Credit Parties of this Amendment will not (a) violate any applicable law, statute, rule, regulation,

ordinance or tariff, or any order, injunction, writ or decree of any Governmental Authority binding on any such Credit Party or any of their respective Properties, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any such Credit Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Credit Party, (d) violate any provisions of the Organizational Documents of any such Credit Party, or (e) require any unobtained approval of any such Credit Party’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of any such Credit Party.

(e)                                  Binding Effect.  This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

20.                               Consent and Acknowledgement.  Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, but subject to the terms and conditions of this Amendment and the Credit Agreement (as amended by this Amendment) the Credit Parties, the Lenders, the Agent and the Documentation Agent hereby (i) consent to the repayment in full of the Term Loan D and all related Term Loan D Obligations on the Amendment No. 1 Effective Date and (ii) acknowledge and agree that, for the avoidance of doubt, the repayment in full of the Term Loan D and all related Term Loan D Obligations pursuant to this Amendment (other than any portion of the repayment that is made with the proceeds of the additional Term Loan A made on the date of this Amendment) constitutes a voluntary payment on the Loans for purposes of calculating Excess Cash Flow of the Credit Parties for the Fiscal Year ending January 28, 2012, and for purposes of any other financial calculation required by the Credit Agreement, as amended hereby.

21.                               Conditions Precedent.  This Amendment shall be effective immediately on the first date upon which the parties hereto have fulfilled, in a manner satisfactory to the Agent, the Documentation Agent and the Lenders, all of the following conditions precedent set forth in this Section 21 (such date being the “Amendment No. 1 Effective Date”):

(a)                                 Execution of the Amendment.  Each of the parties hereto shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission, with originals to follow by overnight mail) the same to the Agent and the Documentation Agent.

(b)                                 Execution of a Flow of Funds Letter.  Each of the Credit Parties, the Agent and the Documentation Agent shall have executed an original counterpart of a flow of funds letter (the “Flow of Funds Letter”), in form and substance satisfactory to the Agent and the Documentation Agent.

(c)                                  Payment of Term Loan D Payoff Amount.  The Borrowers shall have paid to the Agent, in accordance with the Flow of Funds Letter, an amount equal to $1,710,994.46, in respect of the portion of the Term Loan D Payoff Amount in excess of the proceeds of the additional Term Loan A.

(d)                                 Payment of Structuring Fee.  The Borrowers shall have paid to the Documentation Agent a non-refundable structuring fee in an amount equal to $80,000, which shall be deemed fully earned when paid.

(e)                                  Payment of Closing Fee.  The Borrowers shall have paid to the Documentation Agent, for the benefit of the Term Loan A Lenders that are providing the additional Term Loan A on the Amendment No. 1 Effective Date, a non-refundable closing fee in an amount equal to $40,000, which shall be deemed fully earned when paid.

(f)                                   Consents.  Agent and Documentation Agent shall be satisfied with all corporate and other proceedings, documents, instruments and other legal matters (including, without limitation, authorization of the Borrowers to enter into this Amendment) in connection with the transactions contemplated by this Amendment.

(g)                                  No Revolving Loans.  As of the Amendment No. 1 Effective Date, and after giving effect to the transactions contemplated by this Amendment (including, without limitation, the payment of any fees and expenses owing hereunder), there shall be no outstanding Revolving Loans.

(h)                                 Payment in Full of Term Loan D.  As of the Amendment No. 1 Effective Date, after giving effect to the additional Term Loan A to be made on the Amendment No. 1 Effective Date, the Term Loan D and all Obligations related thereto shall have been paid in full.

(i)                                     Total Debt Leverage Ratio.  Agent and Documentation Agent shall have received a certificate executed by a Responsible Officer of each Credit Party, in form and substance satisfactory to Agent and Documentation Agent, certifying that as of the Amendment No. 1 Effective Date, after giving effect to the additional Term Loan A to be made on the Amendment No. 1 Effective Date, the Total Debt Leverage Ratio of the Credit Parties on a consolidated basis is not greater than 2.00 to 1.00.

(j)                                    Consolidated Unaudited Financial Statements.  Agent and Documentation Agent shall have received copies of the Credit Parties’ consolidated unaudited financial statements (together with the related materials described in clause (a)(ii) of Exhibit C-1 to the Credit Agreement) for the most recent monthly period available (which in no event will be more than 30 days after the most recent calendar month ended as of the Amendment No. 1 Effective Date), in form and substance satisfactory to Agent and Documentation Agent, and certified by a Responsible Officer of the Parent as complying with the representations and warranties set forth in Section 5.9 of the Credit Agreement and otherwise complying with the requirements of clause (a)(ii) of Exhibit C-1 to the Credit Agreement.

(k)                                 No Material Adverse Effect.  Agent and Documentation Agent shall be satisfied that since January 29, 2011, there has been no event or condition which would constitute a Material Adverse Effect or which would reasonably be expected to result in a Material Adverse Effect.

(l)                                     Representations and Warranties.  As of the Amendment No. 1 Effective Date, the representations and warranties set forth in Section 19 hereof shall be true and correct.

22.                               Term Loan D Payoff Amount.  Upon receipt by the Agent, on behalf of the Term Loan D Lenders of immediately available funds in an aggregate amount equal to Nine Million Seven Hundred Ten Thousand Nine Hundred Ninety Four Dollars and Forty Six Cents ($9,710,994.46) (representing the aggregate total amount necessary to pay in the full outstanding principal, interest and other Obligations owing to the Term Loan D Lenders under the Credit Agreement (the “Term Loan D Payoff Amount”), the Term Loan D will be paid and discharged in full (other than any contingent indemnification obligations to the extent no claim giving rise thereto has been asserted in writing) and shall no longer be a Loan or Term Loan under the Credit Agreement (to the extent the Term Loan D was a Loan or a Term Loan prior to the date hereof) and each Term Loan D Lender shall no longer be a Lender under the Credit Agreement (to the extent such Term Loan D Lender was a Lender prior to the date hereof).  Notwithstanding the foregoing, each Term Loan D Lender shall continue to be entitled to the benefits of the Credit Agreement which, by their terms, expressly survive repayment of the Obligations owed to a Lender and termination of commitments thereunder (to the same extent as provided in the Credit Agreement).  Each Term Loan D Lender’s signature to this Amendment evidences such Term Loan D Lender’s consent solely to Section 20 and this Section 22, and such Term Loan D Lender has not, and shall not be deemed to have, consented to any other provision hereof (it being understood and agreed by each Term Loan D Lender that no such consent is required as a condition precedent to the effectiveness of this Amendment).

23.                               Miscellaneous.

(a)                                 Continuing Effect.  Except as specifically provided herein (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects; it is understood and agreed by the parties hereto that this Amendment constitutes a Loan Document and all references in any Loan Documents on and after the Amendment No. 1 Effective Date to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (ii) to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent, a Lien on any collateral as security for the Obligations of the Borrowers or any other Credit Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(b)                                 No Waiver; Reservation of Rights.  This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Amendment to the contrary, the Agent, the Documentation Agent and the other Lender Parties expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default (other than as set forth herein).

(c)                                  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d)                                 Severability.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.  The foregoing shall apply to each other Loan Document mutatis mutandis.  A complete set of counterparts shall be lodged with each of the Borrower Funds Administrator and the Documentation Agent.

(f)                                   Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g)                                  Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Documentation Agent, the Agent and the other Lender Parties and their respective successors and assigns.

(h)                                 Expenses.  Without limiting their obligations under Section 12.7 of the Credit Agreement, the Credit Parties agree that they will pay the Agent and the Documentation Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent and the Documentation Agent (who may be employees of the Agent or the Documentation Agent), incurred by the Agent or the Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i)                                     Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(j)                                    Release.  The Credit Parties hereby acknowledge and agree that no Credit Party has, as of the date of this Amendment, any defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to repay the obligations or to seek affirmative relief or damages of any kind or nature from Agent, Documentation Agent, the Lenders or the other Lender Parties.  The Credit Parties hereby voluntarily and knowingly release and forever discharge Agent, Documentation Agent, the Lenders, the other Lender Parties and each of their respective predecessors, agents, employees, attorneys, successors and assigns (collectively, the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, or at law or in equity, in any case originating in whole or in part on or before the date this Amendment is executed that any Credit Party may now or hereafter have against the Released Parties, if any, irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and that arise from any Loans, the exercise of any rights and remedies under the Credit Agreement or other Loan Documents, and/or negotiation for and execution of this Amendment, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:	DTLR, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

DTLR GEORGIA, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

DTLR VIRGINIA, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

DTLR NORTH CAROLINA, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

Amendment No. 1 to
DTLR Credit Agreement

GUARANTORS:	LEVTRAN ENTERPRISES HOLDING, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

LEVTRAN ENTERPRISES ACQUISITION, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

DTLR STREET TEAM, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

DTLR PENNSYLVANIA AVENUE, INC.

	By:	/s/ Glenn Gaynor
	Name:	Glenn Gaynor
	Title:	President

Amendment No. 1 to
DTLR Credit Agreement

AGENT AND REVOLVING LENDER:	WELLS FARGO BANK, NATIONAL
ASSOCIATION

	By:	/s/ Jennifer Blanchette
	Name:	Jennifer Blanchette
	Title:	Authorized Signatory

Amendment No. 1 to
DTLR Credit Agreement

DOCUMENTATION AGENT:	GOLUB CAPITAL MANAGEMENT LLC

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Chief Investment Officer

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER:	GC SBIC IV, L.P.

By: GC SBIC IV - GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Manager

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER	LEG PARTNERS III SBIC, L.P.

By: Golub PS-GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Vice President

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER:	GC 2009 MEZZANINE PARTNERS, L.P.

By: GC Advisors LLC, its Manager

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Chief Investment Officer

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER:	GC FINANCE OPERATIONS II, INC.

By: GC Advisors LLC, its Manager

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Chief Investment Officer

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER:	GOLUB CAPITAL BDC 2010-1 LLC

By: GC Advisors LLC, its Collateral Manager

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Chief Investment Officer

Amendment No. 1 to
DTLR Credit Agreement

TERM LOAN A LENDER:	GOLUB CAPITAL PARTNERS INTERNATIONAL LTD.

By: GCI Operations LLC, its Manager

	By:	/s/ Scott C. Blair
	Name:	Scott C. Blair
	Title:	Authorized Signatory

Amendment No. 1 to
DTLR Credit Agreement

The undersigned hereby consents solely to Sections 20 and 22 of this Amendment:

TERM LOAN D LENDER:	GOLUB INTERNATIONAL LOAN LTD. I

By: Golub Capital International Management
LLC, as Collateral Manager

	By:	/s/ Gregory W. Cashman
	Name:	Gregory W. Cashman
	Title:	Chief Investment Officer

Amendment No. 1 to
DTLR Credit Agreement

The undersigned hereby consents solely to Sections 20 and 22 of this Amendment:

TERM LOAN D LENDER:	BRUCKMAN, ROSSER, SHERRILL & CO.
II, L.P.

By: BRSE LLC, its General Partner

	By:	/s/ Bruce C. Bruckman
	Name:	Bruce C. Bruckman
Title:

Amendment No. 1 to
DTLR Credit Agreement

The undersigned hereby consents solely to Sections 20 and 22 of this Amendment:

TERM LOAN D LENDER:	JULIE FRIST

	By:	/s/ Julie Frist
	Name:	Julie Frist

Amendment No. 1 to
DTLR Credit Agreement

The undersigned hereby consents solely to Sections 20 and 22 of this Amendment:

TERM LOAN D LENDER:	KEITH E. ALESSI

	By:	/s/ Keith E. Alessi
	Name:	Keith E. Alessi

Amendment No. 1 to
DTLR Credit Agreement

The undersigned hereby consents solely to Sections 20 and 22 of this Amendment:

TERM LOAN D LENDER:	CAPITALSOURCE CF LLC

	By:	/s/ Robert Dalley
	Name:	Robert Dalley
	Title:	Authorized Signatory